UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
November 3, 2004

COMMISSION FILE NUMBER 1-10006

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place, Dallas, Texas 75247-4309 (Address of Principal Executive Offices)	(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

    On November 3, 2004, Frozen Food Express Industries, Inc. issued a news release announcing its results of operations for the three and nine month periods ended September 30, 2004, as compared to the comparable periods of 2003.  A copy of the news release is filed herewithin as Exhibit 99.1.

    In preparing this Current Report on Form 8-K, we discovered an error in the news release in the classification of $3,854,000 in expenses between the income statement captions "Supplies and Expenses" and "Revenue Equipment Rent" for the three and nine month periods ended September 30, 2003.  The misclassification did not impact the 2004 presentation, nor did it impact total operating expenses for either of the 2003 periods.  None of our revenue, income from operations, pre-tax income, net income, nor basic or diluted net income per share of common stock for any of the 2004 or 2003 periods were impacted by the misclassification.

    The impact of the misclassification was as follows (in thousands):

	For the Three Months Ended September 30, 2003		For the Nine Months Ended September 30, 2003
	As Reported	As Corrected	As Reported	As Corrected
Supplies and expenses	$32,105	$28,251	$85,328	$81,474

Revenue equipment rent	4,523	8,377	20,764	24,618

    This misclassification will be corrected in the financial statements to be contained in the Quarterly Report on
Form 10-Q for the Three and Nine Month Periods Ended September 30, 2004.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Title
99.1	Frozen Food Express Industries, Inc. news release dated November 3, 2004 announcing financial results for the three and nine months ended September 30, 2004, as compared to the comparable periods of 2003.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: November 3, 2004	By:	/s/ F. Dixon McElwee, Jr.
F. Dixon McElwee, Jr. Senior Vice President Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Frozen Food Express Industries, Inc. press release dated November 3, 2004 announcing financial results for the three and nine months ended September 30, 2004, as compared to the comparable periods of 2003.

For: Frozen Food Express Industries, Inc.
Listed: Nasdaq (FFEX)

Company Contacts:
Stoney M. (Mit) Stubbs, Jr. (CEO)
F. Dixon McElwee, Jr. (CFO)
(214) 630-8090

For Immediate Release
Frozen Food Express Industries
Third Quarter 2004 Net Income Doubles

 Dallas, Texas, November 3, 2004—Frozen Food Express Industries, Inc. (Nasdaq: FFEX) today reported that its net income for its 2004 third quarter was double that of the 2003 third quarter. The company's total revenue increased by about 9%.
 For the third quarter ended September 30, 2004, the company reported revenue of $117,176,000 and net income of $3,520,000, or $0.20 per diluted share, compared to revenue of $107,801,000 and net income of $1,705,000, or $0.10 per diluted share, for the same period of 2003. Excluding fuel surcharges, non-freight revenue and equipment rental income, 2004 third-quarter freight revenue was $105,110,000, compared to $98,051,000 for the same period of 2003, an increase of 7.2%.
 For the nine months ended September 30, 2004, the company reported revenue of $ 335,399,000 and net income of $8,952,000, or $0.50 per diluted share, compared to revenue of $304,190,000 and net income of $3,584,000, or $0.21 per diluted share for the same period of 2003.
 Stoney M. (Mit) Stubbs Jr., chairman and chief executive officer, attributed the improved performance to "the high demand for our services, which enabled us to use our fleet more efficiently, and to some improvement in our freight rates.
 "Historically, our year has been seasonal, with demand for our refrigerated services highest during the warm months. The first quarter has almost always been our weakest, the second quarter our best, followed by a not-quite-as-strong third quarter and a somewhat softer fourth quarter.
 "But, net income for our third quarter was slightly higher than this year's second quarter profit, which tells me that the growth of demand continues to take much of the seasonality out of our operations."
 Mr. Stubbs said the company's results would have been higher had it not been for higher insurance and claims costs and continued increases in the price of diesel fuel.
 He said the company's fuel surcharge did not cover the rapidly increasing fuel costs during the quarter. "Our inability to recover 100% of the higher third-quarter fuel prices cost us more than $500,000 in pre-tax income when compared to the fuel situation in the third quarter of 2003," he added.
 Insurance and claims expenses were up by about 38%, from $4,067,000 in 2003's third quarter to $5,598,000 in the 2004 third quarter. "It is a fact of life in this business that the expenses that are the hardest to control are those related to traffic accidents. We've had a very good record since 2000 even with the spike of accident costs in this year's third quarter, which amounted to 4.9% of freight revenue for the quarter. Claims and insurance expense for the first nine months of the year amounted to 3.5% of our freight revenue."
 Mr. Stubbs said the company's fleet size declined by about 2% since the end of last year's third quarter, primarily due to the loss of some independent contractor "owner-operators" and that driver scarcity had forced the company to park from 20 to 40 trucks, or up to 2% of the company's fleet, on any given day during this year's third quarter.
 "When you kick out fuel surcharge revenue, our 2004 third-quarter productivity per truck as measured by revenue per truck per week was nearly 8% better than it was in last year's third quarter. And we doubled our profits. I like our productivity and current trends," Mr. Stubbs added.

Conference Call and Web Cast

 As previously announced, FFEX will hold a telephonic conference call tomorrow morning, November 4, 2004 at 9:00 am Central Time (10:00 am Eastern Time) to discuss the three and nine month 2004 operating results. Individuals wishing to participate in the conference call may do so by dialing (800) 299-7089 for domestic calls or (617) 801-9714 for international calls and entering the pass code 20073848 prior to the beginning of the call. There will also be a live web cast of the conference call that can be accessed by clicking on the web cast icon at www.ffex.net. A replay of the web cast will be available on the company’s website or by telephone at (888) 286-8010 for domestic calls and (617) 801-6888 for international calls for 30 days following the live web cast. The pass code for the replay will be 29971369.

About FFEX

Frozen Food Express Industries, Inc. is the largest publicly-owned, temperature-controlled carrier of perishable goods (primarily food products, health care supplies and confectionery items) on the North American continent. Its services extend from Canada, throughout the 48 contiguous United States, into Mexico. The refrigerated trucking company is the only one serving this market that is full-service -- providing full-truckload, less-than-truckload and distribution transportation of refrigerated and frozen products. Its refrigerated less-than-truckload operation is also the largest on the North American continent. The company also provides full-truckload transportation of non-temperature-sensitive goods through its non-refrigerated arm, American Eagle Lines.

Forward-Looking Statements

This report contains information and forward-looking statements that are based on management's current beliefs and expectations and assumptions which are based upon information currently available. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", intend", "plan", "schedule", "estimate", "project" and similar expressions. These statements are based on current expectations and are subject to uncertainty and change.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Among the key factors that are not within management's control and that may have a bearing on operating results are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor, the ability to negotiate favorably with lenders and lessors, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in the company's filings with the Securities and Exchange Commission.

Supplementary Information

Information about FFEX’s operating results during the three and nine month periods ended September 30, 2004 and 2003 is presented in the following table:

	Three Months		Nine Months
	2004	2003	2004	2003
Freight revenue, excluding fuel surcharge and equipment rental (in thousands)	$105,110	$98,051	$302,057	$275,154

Average truck count	2,266	2,272	2,287	2,217

Freight revenue per truck per week	$3,568	$3,320	$3,387	$3,182

Frozen Food Express Industries, Inc Consolidated Statements of Income Three and Nine Months Ended September 30, (unaudited and in thousands, except per share amounts)

	Three Months		Nine Months
	2004	2003	2004	2003
Revenue
Freight revenue	$114,499	$103,076	$326,734	$290,496
Non-freight revenue	2,677	4,725	8,665	13,694
	117,176	107,801	335,399	304,190
Cost and expenses
Salaries, wages and related expenses	27,403	27,286	79,696	77,851
Purchased transportation	24,700	24,164	78,393	69,571
Supplies and expenses*	36,085	32,105	97,106	85,328
Revenue equipment rent*	7,765	4,523	23,903	20,764
Depreciation	4,827	3,845	14,317	10,596
Communication and utilities	1,020	1,051	2,936	3,074
Claims and insurance	5,598	4,067	11,396	9,863
Operating tax and licenses	1,197	1,155	3,488	3,046
Miscellaneous	1,211	933	2,909	3,509
	109,806	99,129	314,144	283,602
Non-freight costs and expenses	2,466	5,156	7,888	15,101
	112,272	104,285	322,032	298,703
Operating income	4,904	3,516	13,367	5,487
Interest and other (income) expense	(457)	691	(456)	(70)

Pre-tax income	5,361	2,825	13,823	5,557

Income tax	1,841	1,120	4,871	1,973

Net income	$3,520	$1,705	$8,952	$3,584

Net income per share of common stock
Basic	$0.20	$0.10	$0.52	$0.21
Diluted	$0.20	$0.10	$0.50	$0.21

Basic shares	17,235	16,823	17,196	16,765
Diluted shares	17,971	17,494	17,926	17,329

* Amounts for the 2003 periods were misclassified as reported in item 2.02 of this Current Report Form 8-K.